                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported):  August 18, 2000


                     NEWLANDS OIL & GAS INC.
             -----------------------------------------
        (Exact name of registrant as specified in its charter)


NEVADA                                           98-0197707
------                                           ----------
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification No.)

#300 - 750 West Pender Street
Vancouver, British Columbia, Canada               V6C 2T7
-----------------------------------               -------
(Address of principal executive offices)          (Zip Code)

Registrants telephone number, including area code 604-689-1180
                                                  ------------

Commission File Number: 000-26341


-------------------------------                   ----------
(Former name or former address,                   (Zip Code)
if changed since last report.)




ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     None

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On August 18, 2000, Newlands Oil & Gas Inc. (the "Registrant") announced that it would not be exercising its option to proceed with the Travis oil and gas property located in Solano County,
California.    Please refer to Exhibit "A" which is the press
release in which the Registrant made this announcement.

Also, please refer to the "Exploration Conveyance and Assignment
Agreement" between Brothers Oil & Gas Inc. and the Registrant, previously reported in the Registrant's Form 10-SB. Such information is incorporated by reference herein.

The Registrant paid for its share of drilling costs for the first well, which resulted in a dry hole and elected not to exercise its option to participate in further drilling. The option was non-transferable, therefore the Registrant did not sell its option but instead let it expire. The Registrant will in no way be penalized for not exercising its option.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

     None

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     None

ITEM 5. OTHER EVENTS

     None

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

On August 18, 2000, the following director and officer resigned his position with the Company:

Director/Officer        Positions held          Date of Resignation
----------------        --------------          -------------------
Allen C. Sewell		Director                August 18, 2000
				President
				Treasurer


Resignation of Allen C. Sewell as Director, President and
Treasurer of the Company

The Registrant received the resignation of Mr. Allen C. Sewell as a Director, President and Treasurer on August 18, 2000. There were no disagreements with the Registrant relating to the Registrant's policies, operations or practices. The Board of Directors has appointed Graeme Sewell as interim President. Please refer to Exhibit "A".

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

No cash was exchanged in this transaction; nor will it.

The most recent financial information for the Company can be found in its Form 10-QSB filed on May 12, 2000. Such information is incorporated by reference herein.

Exhibit           Description
-------           -----------

A                 Press Release dated August 18, 2000

ITEM 8.  CHANGE IN FISCAL YEAR

     None

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                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


NEWLANDS OIL & GAS INC.


/s/ Graeme Sewell
__________________________________
Graeme Sewell, President

Date:     August 30, 2000





























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